EXHIBIT 99.1

Pacific Energy Development Announces Agreement to Acquire 28,727 Net Acres in the Niobrara Shale Formation

Agreement represents over tenfold increase in current net acreage in Niobrara and additional production of approximately 400 barrels of oil equivalent per day

DANVILLE, CA--(Marketwired - January 22, 2014) – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, today announced its entry into a definitive agreement to purchase an interest in 40 wells and approximately 28,727 net acres in the DJ Basin, Colorado from an independent U.S. oil and gas company, including approximately 2,200 net acres in the prolific Wattenberg Area.  The acreage, in the Niobrara Shale Formation, includes approximately 28,241 net acres located in Weld County, Colorado and approximately 486 net acres located in Morgan County, Colorado.  Of these 40 wells, 11 are operated, 14 are non-operated, and the Company will have an after-payout interest in 15.  Estimated average production of the 11 operated and 14 non-operated wells was approximately 400 net barrels of oil equivalent per day as of September 2013.  The purchase will have an effective date of December 1, 2013, with closing anticipated to occur in mid-February 2014, subject to the satisfaction of certain customary closing conditions.  The Company will pay approximately $30 million in cash, subject to customary adjustments.

Frank C. Ingriselli, President and CEO of the Company, stated, “This acquisition will transform our Company into one of the major players in the prolific Niobrara play. It offers us a unique opportunity to significantly increase our daily production in the DJ Basin and increase our acreage by over tenfold and also provides us entry into the exciting Wattenberg Area.  Through the experience and operational efficiencies we have gained through our operations in the Niobrara play over recent years, we are confident that we can successfully develop these assets, thereby maximizing shareholder value.”

Operational Update Conference Call

The Company will be hosting a conference call to provide update on its current operations and discuss this new acquisition on January 23, 2014 (Thursday) at 1:30 PM PT / 4:30PM ET.   To participate please dial 877-407-6914 (toll free) or 201-493-6709 (international).

The call will also be archived on the Company's website under the Investors page shortly following the call for approximately 90 days.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, its Eagle Ford asset in McMullen County, Texas, and its North Sugar Valley asset located in Matagorda County, Texas. The Company has also previously announced its entry into an agreement to acquire a controlling interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan.  Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Liviakis Financial Communications, Inc.
John Liviakis
+1-415-389-4670
john@liviakis.com

Stonegate, Inc.
Casey Stegman
214-987-4121
casey@stonegateinc.com